Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Bakers Footwear Group, Inc. (the “Company”) on Form 10-Q for the period ended July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence J. Spanley, Jr., Chief Financial Officer, Vice President-Finance, Treasurer and Secretary of the Company, certify, pursuant to Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2004	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Chief Financial Officer, Vice President - Finance, Treasurer and Secretary Bakers Footwear Group, Inc.

     A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Bakers Footwear Group, Inc. and will be retained by Bakers Footwear Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.